As filed with the Securities and Exchange Commission on August 26, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-1081436
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

HP Inc.
1501 Page Mill Road
Palo Alto, CA 94304
(Address of Principal Executive Offices, Zip Code)

Fifth Amended and Restated HP Inc. 2004 Stock Incentive Plan
Inducement Pool
(Full title of the plan)

Whitney Cox
SVP, Deputy General Counsel – Corporate, and Corporate Secretary
1501 Page Mill Road
Palo Alto, CA 94304
(650) 857-1501

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Shirley Lo Amanda Kimpel HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 (650) 857-1501	Sean Feller Gibson, Dunn & Crutcher LLP 2000 Avenue of the Starts Suite 1200N Los Angeles, CA 90067-4700 (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by HP Inc. (“HP” or the “Registrant”) for the purpose of registering an additional 73,600,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), issuable under the Fifth Amended and Restated HP Inc. 2004 Stock Incentive Plan (the “Plan”). In connection with the Plan, the Registrant previously filed with the Commission a registration statement on Form S-8 filed on April 7, 2004 (File No. 333-114253), a registration statement on Form S-8 filed on April 23, 2010 (File No. 333-166270), a registration statement on Form S-8 filed on April 24, 2013 (File No. 333-188108), a registration statement on Form S-8 filed on August 29, 2022 (File No. 333-267151), and a registration statement on Form S-8 filed on May 30, 2024 (File No. 333-279805) (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior Registration Statements, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

In addition, on June 17, 2026, the Registrant’s HR and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) approved a pool of shares of Common Stock for inducement grants (the “Inducement Pool”). This Registration Statement is being filed for the purpose of registering 6,500,000 shares of Common Stock to be issued to employees from time to time through this Inducement Pool, in accordance with inducement awards granted pursuant to Rule 303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
Incorporation of Documents by Reference

The following documents, which have heretofore been filed by Registrant with the Commission pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year that ended on October 31, 2025, filed with the Commission on December 10, 2025.

(b)
the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters that ended on January 31, 2026, April 30, 2026 and July 31, 2026 filed with the Commission on February 25, 2026, May 28, 2026, and August 27, 2026 respectively;

(c)
the Registrant’s Current Reports on Form 8-K filed with the Commission on November 25, 2025, December 29, 2025, February 3, 2026, February 24, 2026, April 21, 2026, May 27, 2026, June 26, 2026 and August 26, 2026; and

(d)
the Description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on June 26, 2020 (Commission File No. 001-04423), as updated by Exhibit 4(h) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed on December 18, 2023, together with any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.
Description of Securities.

Not applicable.

Item 5.
Interests of Named Experts and Counsel.

Not applicable.

Item 6.
Indemnification of Directors and Officers.

 Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

HP’s certificate of incorporation contains a provision eliminating the personal liability of HP’s directors and officers to HP or its stockholders for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by applicable law and a provision permitting HP to indemnify to the fullest extent permitted by law HP’s directors and officers made or threatened to be made a party to a criminal, civil, administrative or investigative action or proceeding by reason of the fact that he or she is or was HP’s director or officer.

HP’s bylaws similarly provide for the indemnification of HP’s directors and officers to the fullest extent authorized by the DGCL. HP’s bylaws also provide:

(i)    that HP is authorized to enter into individual indemnification contracts with HP’s directors and officers to the fullest extent not prohibited by the DGCL, and

(ii)   that HP shall not be required to indemnify any director or officer if (a) the director or officer has not met the standard of conduct which makes indemnification permissible under the DGCL, or (b) the proceeding for which indemnification is sought was initiated by such director or officer and such proceeding was not authorized by the board of directors.

HP maintains liability insurance for HP’s directors and officers. HP has also agreed to indemnify certain officers against certain claims by their former employers as a result of their employment by HP.

Item 7.
Exemption from Registration Claimed.

Not Applicable.

Item 8.
Exhibits.

Exhibit No.	Exhibit Description

4.1	The Registrant’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of Registrant’s Form 8-K filed on April 25, 2024).

4.2	The Registrant’s Amended and Restated Bylaws effective June 24, 2026 (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed on June 26, 2026).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Fifth Amended and Restated HP Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on April 21, 2026).

107*	Filing Fee Table.

*
Filed herewith.

Item 9.
Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on this 26th day of August, 2026.

HP Inc.

By:	/s/ Whitney Cox
Name:	Whitney Cox
Title:	SVP, Deputy General Counsel, Corporate and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Broussard, Karen Parkhill, Julie Jacobs, and Whitney Cox, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Broussard	Interim Chief Executive Officer and Director	August 26, 2026
Bruce Broussard	(Principal Executive Officer)

/s/ Karen L. Parkhill	Chief Financial Officer	August 26, 2026
Karen L. Parkhill	(Principal Financial Officer)

/s/ Manpreet Grewal	Global Controller	August 26, 2026
Manpreet Grewal	(Principal Accounting Officer)

/s/ Charles V. Bergh	Director	August 26, 2026
Charles V. Bergh

/s/ Stacy Brown-Philpot	Director	August 26, 2026
Stacy Brown-Philpot

/s/ Stephanie Burns	Director	August 26, 2026
Stephanie Burns

/s/ Mary Anne Citrino	Director	August 26, 2026
Mary Anne Citrino

/s/ Richard L. Clemmer	Director	August 26, 2026
Richard L. Clemmer

/s/ Ma. Fatima de Vera Francisco	Director	August 26, 2026
Ma. Fatima de Vera Francisco

/s/ David Meline	Director	August 26, 2026
David Meline

/s/ Judith Miscik	Director	August 26, 2026
Judith Miscik

/s/ Gianluca Pettiti	Director	August 26, 2026
Gianluca Pettiti

/s/ Kim K.W. Rucker	Director	August 26, 2026
Kim K.W. Rucker

/s/ Songyee Yoon	Director	August 26, 2026
Songyee Yoon